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                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC 20549

                              FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                SECURITIES EXCHANGE ACT OF 1934

                    HYPERFEED TECHNOLOGIES, INC.
        (Exact name of registrant as specified in its charter)

             DELAWARE                            36-3131704
    (State of incorporation                    (I.R.S. Employer
          or organization)                    Identification No.)

                        300 SOUTH WACKER DRIVE
                              SUITE 300
                       CHICAGO, ILLINOIS 60606

     (Address of principal executive offices, including zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class               Name of each exchange on which
    to be so registered:              each class is to be registered:

           NONE                                   NONE

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

Securities Act registration statement file number to which this Form relates:
 None

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.001 par value
                    ------------------------------
                         (Title of class)


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               INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Reference is made to the information set forth under the caption entitled "Description of Capital Stock" in Amendment No. 1 to the
Registration Statement on Form S-2 (Registration No. 333-39245) filed on November 20, 1997 by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     List below all exhibits filed as part of the registration statement:

     1. Articles of Incorporation of the Registrant (incorporated by reference to Appendix B of the Registrant's Proxy Statement dated July 2, 1987).

     2. Certificate of Amendment, dated as of October 22, 1997, to the Registrant's Certificate of Incorporation (incorporated by reference to Exhibit 4.12 of the Registrant's Report on Form 10-Q for the quarter ended September 30, 1997).

     3. Certificate of Amendment, dated as of December 18, 1998, to the Registrant's Certificate of Incorporation (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998).

     4. Certificate of Amendment, dated as of June 18, 1999, to the Registrant's Certificate of Incorporation.

     5. Bylaws of the Company, as amended and restated (incorporated by reference to Exhibit 3(b) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1987).

     6. Specimen Stock Certificate of the security being registered (Incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-18, Commission File No. 2-90939C).





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                                SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



Dated:  September 17, 1999

                                       HYPERFEED TECHNOLOGIES, INC.

                                       By:  /s/ Jim R. Porter
                                       -------------------------------
                                       Jim R. Porter
                                       Chief Executive Officer

                                       By:  /s/  John E. Juska
                                       ---------------------------------
                                       John E. Juska
                                       Chief Financial Officer and Secretary




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